UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: March 5, 2012

(Date of earliest event reported)

Sterling Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201

(Address of Principal Executive Offices and Zip Code)

(509) 458-3711

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 5, 2012 Sterling Financial Corporation (“Sterling”) was notified by the Federal Reserve Bank of San Francisco (the “Reserve Bank”) that the written agreement dated December 24, 2009 between Sterling and the Reserve Bank (the “Written Agreement”) was terminated effective March 5, 2012. The Written Agreement was terminated following the Reserve Bank’s determination that Sterling is in full compliance with the terms of the Written Agreement, which was designed to enhance Sterling’s ability to act as a source of strength to its wholly owned subsidiary, Sterling Savings Bank. As a result, Sterling is no longer required to obtain Reserve Bank approval before paying dividends, taking dividends from its subsidiary bank, making payments on subordinated debt or trust preferred securities, incurring debt or purchasing/redeeming Sterling stock. The Written Agreement was included as Exhibit 10.1 to Sterling’s Current Report on Form 8-K previously filed on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

March 9, 2012	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer